Number                                                                                                                                                                                                                                                                                                                                                                                          Shares

MEGANET CORPORATION

Authorized Common Stock
100,000,000
Par Value:  $0.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of Meganet Corporation Common Stock

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

Witness the facsimile seal of  the Corporation and the signatures of its duly authorized officers.

Secretary                                                                                                                                                                                           SEAL                                                                                                                                                                              President